Exhibit 4.13

mmO2 plc

THE mmO2 LEGACY OPTION PLAN

Approved by the Demerger Committee of the Board of mmO2 plc on 14 September 2001

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THE mmO2 LEGACY OPTION PLAN CONTENTS

–	applicable to Options which replace Original Options granted under the BT Share Option Scheme and the BT Worldwide Share Option Scheme

–	Schedule A – France

–	Schedule B – Italy

–	Schedule C – Netherlands

• Appendix II	17
– applicable to Options which replace options granted under the BT US Stock Option Plan

• Appendix III	21
– applicable to Options which replace options granted under the BT Global Share Option Plan (Unapproved Part)
– Schedule – United States

• Appendix IV	29
– applicable to Options which replace options granted under the BT Global Share Option Plan (Approved Part)

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RULES OF THE mmO2 LEGACY OPTION PLAN

1.	DEFINITIONS

1.1
Unless otherwise specified, the words and expressions used in the Rules and the Appendices (including the Schedules to Appendices I and III) which have capital letters have the meanings set out below. In the Rules:

ADS	American depository shares each representing 10 Shares;

Appendix	Appendix I, Appendix II, Appendix III and Appendix IV, being the appendices to the Rules which form part of the Rules;

Appropriate Period	has the meaning given by Paragraph 15(2) of Schedule 9 to the Taxes Act;

Associated Company	in relation to the Company:

(i)	any company which Control of the Company; or

(ii)	any company (other than a Participating Company) which is under the Control of any company referred to in (i) above;

Associated Undertaking	a company or partnership in which the Company has an interest through a shareholding or otherwise;

Board	the board of directors for the time being of the Company or a duly authorised committee of it;

the Code	the United States Internal Revenue Code of 1986 as amended;

Close Period
a period when the members of the Board are prohibited from dealing in Shares under the Criminal Justice Act 1993, or the Financial Services Authority model code on transactions in securities, or under any other statute, regulation or similar code to which the Company is subject;

the Company	mmO2 plc (registered no. 4190833) which, for the purposes of the Rules, may act through the Board or through any two employees of the Group duly authorised to so act;

Control	has the meaning given by section 840 of the Taxes Act;

Date of Grant	in relation to an Option, the date of grant of the Original Option which that Option replaces;

Dealing Day	a day on which the London Stock Exchange is open for the transaction of business;

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Eligible Employee	any person (including one who is a director of the Company) who

(i) either surrendered or was deemed by the Company to have surrendered an Original Option during the period of 60 days before the Reconstruction; and

(ii)     at the date on which an Option is proposed to be granted is either (i) an employee of the Company or a Subsidiary or (ii) an ex-employee of a business currently operated by the Company or a Subsidiary;

Employees’ Share Scheme	an employees’ share scheme (as defined by section 743 of the Companies Act 1985) established by the Company;

Employment	Employment as an employee of a Participating Company or an Associated Company;

Exercise Price	the total amount payable in relation to the exercise in full of an Option or an Original Option, as appropriate;

Group	Participating Companies and Associated Companies;

London Stock Exchange	the London Stock Exchange plc (or any successor body carrying on the business of the London Stock Exchange);

Market Value
(i) in relation to a Share on any day, an amount equal to its middle market quotation (as derived from the Daily Official List of the London Stock Exchange) on, at the discretion of the Company, the relevant date, the Dealing Day immediately preceding the relevant date or the average middle market quotation of the three Dealing Days immediately preceding the relevant date; and

(ii) in relation to an ADS on any day, an amount equal to the average of the high and low sales prices of ADSs recorded on the New York Stock Exchange on the relevant date;

Option	a contingent right to acquire Shares or ADSs under the Plan which has been granted or is proposed to be granted and which replaces an Original Option;

*Option Price	the price per Share at which a Participant may acquire Shares on the exercise of an Option, determined in accordance with Rule 2.3;

* Where the Option is an Option to subscribe, the Option Price cannot be less than the nominal value of a Share.

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Original Option
a subsisting option under either the BT Share Option Scheme, the BT Worldwide Share Option Scheme, the BT US Stock Option Plan or the BT Global Share Option Plan which was surrendered or was deemed by the Company to have been surrendered by an Eligible Employee during the period of 60 days before the Reconstruction;

Participant	an Eligible Employee to whom an Option has been granted, or (where the context requires) his personal representatives;

Participating Company	the Company and any Subsidiary designated by the Board as a Participating Company;

Plan	the mmO2 Legacy Option Plan constituted by these Rules;

Relevant Appendix	in relation to an Option, the Appendix which applies to an Option as specified when the Option is granted;

Remuneration Committee	the duly authorised remuneration committee of the Board all of whose members are non-executive directors;

Reconstruction	the scheme of arrangement of BT plc (as set out in the Circular to BT plc shareholders dated 18 September 2001);

Redundancy
ceasing to be in Employment because the Company has decided that there is no longer any requirement or there is a reduced requirement for the Participant to perform the work which he previously performed;

Retirement	normal retirement at or after any age at which the Participant is bound to retire under the terms of his contract of employment (or such other date as the Company may determine);

Rules	in relation to an Option, Rules 1 to 7 inclusive and the provisions of its Relevant Appendix as amended from time to time;

Share	a fully paid ordinary share in the capital of the Company provided that, where applicable, references in the Rules to Shares shall be read as references to ADSs;

Specified Anniversary	in respect of an Option or any part of it, the period or periods specified by the Company with respect to the Original Option it replaces;

Subsidiary	a company which in relation to the Company is a company as defined by section 736 of the Companies Act 1985;

Taxes Act	the Income and Corporation Taxes Act 1988;

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Tax Liability
in relation to a Participant, the amount of all taxes and/or national insurance contributions or any other contribution which any company in the Group is required to, or may account for and on behalf of or, if permitted, in respect of, that Participant’s Option;

Trustee	the trustee from time to time of an employee share ownership trust established by the Company as an Employees’ Share Scheme;

Variation	means:

(i)	in relation to the equity share capital of the Company:

(a)	a capitalisation issue, an offer or invitation made by way of rights, a subdivision, a consolidation or reduction;

(b)	any other variation; or

(ii)	a demerger of the Company; or

(iii)	a dividend declared in respect of Shares

which would, in the opinion of the Company, justify an adjustment to any Option.

1.2	In the Rules:

(i)	the headings are for convenience only and should be ignored when construing the Rules;

(ii)	reference to any statutory provisions are to those provisions as amended, extended or re-enacted from time to time, and include any subordinate legislation made under them; and

(iii)	unless the context requires otherwise, words in the singular include the plural and vice versa and words imputing either gender include both genders.

2.	HOW THE PLAN WILL OPERATE

2.1	Purpose of the Plan

Options will be granted under the Plan to replace Original Options. Each Option will be granted so far as possible subject to the same terms and conditions that applied to the Original Option it replaces. Original Options over ADSs will, where appropriate, be replaced with Options over ADSs.

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2.2	Participation and how Options will be granted

Options will be granted to Eligible Employees by the Company in accordance with the Rules. Alternatively, the Company may request the Trustee to grant Options or agree to satisfy the exercise of any Options granted in accordance with the Rules. Options will be granted by deed. A single deed of grant can be executed in favour of any number of Eligible Employees.

2.3	The Option Price

An Option will be granted at the Option Price calculated by the Company so that:

2.3.1.	the Exercise Price of the Option will be as close as possible equal to the Exercise Price of the Original Option it replaces; and

2.3.2.
the total Market Value of the Shares subject to the Option on the date on which it is granted will be as close as possible equal to the total Market Value of the shares subject to the Original Option it replaces when the Reconstruction occurred, as calculated by reference to such averaging of the relevant Market Value as the Remuneration Committee shall determine.

2.4	When Options will be granted

Options will be granted within 90 days following the Reconstruction, on such date as the Board decides, but so that no Dealing Day taken into account to calculate the Option Price falls within a Close Period.

2.5	An Option is personal to the Participant

An Option cannot be transferred, assigned, charged or otherwise disposed of. On the death of a Participant, his Option can be transmitted to his personal representatives.

2.6	An Option is subject to the Rules

An Option is granted incorporating and subject to the Rules. A Participant who has been granted an Option will be sent, as soon as practicable, an Option certificate confirming the grant of the Option and the principal terms on which it is granted.

2.7	An Option may be renounced

A Participant may renounce his Option, in whole or in part, within 30 days following its grant and, to the extent renounced, the Option will be treated as if it had never been granted.

2.8	Additional terms and conditions

The exercise of an Option can be subject to any additional terms and conditions which the Company considers appropriate in order to reflect the terms of the Original Option which it replaces. Any such terms or conditions will be specified on the date on which the Option is granted.

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3.	WHEN OPTIONS CAN BE EXERCISED OR LAPSE

3.1	When an Option can be exercised or will lapse

The provisions governing when an Option can be exercised or will lapse are set out in Rules 8 to 10 inclusive in the Relevant Appendix applicable to that Option.

4.	HOW OPTIONS ARE EXERCISED

4.1	Notice of exercise must be given

An Option will be exercised on the date the Participant delivers to the Company:

4.1.1.	a notice of exercise in a form specified by the Company; and

4.1.2.	payment in full of the Option Price for the aggregate number of Shares over which the Option is to be exercised,

together with such other documents as the Company may determine. The Participant may be permitted by the Company to pay the Option Price in a currency other than that in which the Option is granted, on the basis of arrangements agreed by the Company. The notice of exercise is not effective until the Company is satisfied that all the necessary documentation and/or information has been provided. Once exercisable, Options can be exercised in whole or in part and, unless the Rules specify otherwise, exercise in part will not prelude further exercise.

4.2	Payment of taxes etc

The exercise of an Option is subject to any withholdings necessary on account of a Participant’s Tax Liability in respect of the Option. Unless the Participant makes arrangements (satisfactory to the Company) to provide payment in respect of his Tax Liability, the Participant agrees that the Company or any relevant company in the Group will make arrangements to sell on behalf of the Participant such number of Shares acquired on the exercise of an Option as is necessary to discharge the Tax Liability. Where the Company has made the exercise of an Option subject to the condition that the Participant shall enter into an agreement or election for the purposes of paragraphs 3A(2) or 3B(1) respectively of Schedule 1 to the Social Security and Benefits Act 1992, in relation to the recovery of or transfer of liability of secondary class 1 national insurance contributions, the exercise of that Option is also conditional upon that condition being met.

4.3	What a Participant gets when he has exercised

Subject to Rule 4.4, the Company will allot or procure the transfer of the Shares in respect of which the Option has been exercised to the Participant or his nominee, less any Shares sold under Rule 4.2, within 30 days following the date of exercise of the Option.

4.4	Consents and approval

The allotment or transfer of Shares under the Plan is subject to obtaining any approval or consent required. The Company will, if appropriate, apply to the London Stock Exchange for Shares issued under the Plan to be admitted to the Official List (unless listing has already been granted).

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4.5	Ranking of Shares

Shares allotted or transferred to a Participant under the Plan will rank equally in all respects with Shares of the same class. However, they will not be entitled to any rights attaching to Shares by reference to a record date before the date of exercise of the Option.

4.6	Limitations on equity dilution

Shares issued or issuable under the Plan will not count towards the equity dilution limits contained in any other Employees’ Share Scheme established by the Company.

5.	ADJUSTMENT OF OPTIONS

5.1	Variation

If there is a Variation:

5.1.1.	the number and/or the nominal value of Shares (or, if applicable, ADSs or the number of Shares per ADS) over which an Option is granted; and/or

5.1.2.	the Option Price; and/or

5.1.3.
where an Option has been exercised but at the date of the Variation no Shares have been allotted or transferred pursuant to that exercise, the number of Shares which may be allotted or transferred and the Option Price may be adjusted by the Company as appropriate so that (as nearly as may be without involving fractions of a Share or an Option Price calculated to more than two decimal places) the Exercise Price will be the same.

5.2	Nominal value of Shares

Apart from under this Rule 5.2, no adjustment under Rule 5.1 may reduce the Option Price to less than the nominal value of a Share. Where an Option subsists over both issued and unissued Shares, any adjustment may only be made if the reduction of the Option Price in respect of both the issued and the unissued Shares can be made to the same extent. Any adjustment made to the Option Price of Options over unissued Shares will only be made if and to the extent that the Board is authorised to:

5.2.1.
capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercisable exceeds the adjusted aggregate Option Price; and

5.2.2.
apply the sum in subscribing for the Shares so that on exercise of any Option in respect of which a reduction has been made under this Rule 5 the Board will capitalise the sum (if any) and apply it in subscribing the Shares.

5.3	Participants notified of adjustment

Participants will be notified of any adjustment made under this Rule 5 so that their Option certificates can be called in, or cancelled and re-issued.

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6.	AMENDING THE PLAN

6.1	The Company can amend the Rules

Subject to this Rule 6, the Company can amend the Rules at any time. The Trustee (if it has granted any Options) will be notified of any amendments to the Rules.

6.2	No abrogation of existing rights

No amendment will be made under Rule 6.1 which would adversely and materially affect the existing rights of a Participant unless it is made with his written consent or by a resolution passed as if the Options constituted a separate class of share capital and the provisions of the Articles of Association of the Company and of the Companies Act 1985 relating to class meetings (with the necessary amendments) applied to that class.

6.3	Shareholder approval

No amendment to the advantage of Participants can be made to the provisions in the Rules (if any) relating to:

6.3.1.	who can be a Participant;

6.3.2.	the number of Shares which can be allocated under the Plan; and

6.3.3.	the basis for determining a Participant’s entitlement to and the terms of the Shares and any adjustment in the event of a Variation,

without the approval by ordinary resolution of the Company in general meeting, except for minor amendments to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or Eligible Employees or for a member of the Group.

7.	GENERAL

7.1	Notices

Any notice or other communication in connection with the Plan (including, if permitted, Option certificates) can be given by electronic mail or by personal delivery, by post, (in the case of a company, to its registered office and in the case of an individual to his last known address) or by any other means which a Participating Company and its employees use to communicate with each other. Where a notice or other communication is given by first-class post, it shall be deemed to have been received 72 hours after it was put into the post properly addressed and stamped.

7.2	Documents sent to shareholders

Participants may, but are not entitled to, receive copies of any notice or document sent by the Company to the holders of Shares.

7.3	Replacement Option certificates

If any Option certificate is worn out, defaced or lost, it can be replaced on such evidence being provided as may be required.

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7.4	Administration of the Plan

The Plan will be administered in a manner approved by the Company. No individual will have any authority in relation to the Plan unless that authority has been approved in accordance with the policy set by the Board. The Company’s decision on any matter concerning the Plan or the interpretation of the Rules will be final and binding.

7.5	Costs of introducing and administering the Plan

The costs of introducing and administering the Plan will be borne by the Company. However, the Company can require any Participating Company to enter into such arrangement to reimburse the Company for any costs borne by the Company directly or indirectly in respect of that Participating Company’s officers or employees.

7.6	Rights of Participants and Eligible Employees

Participation in the Plan is not pensionable. Nothing in the Plan nor in any instrument executed pursuant to it will confer upon any person any right to continue in Employment, or will affect the right of the Company or any company in the Group to terminate the Employment of any person without liability at any time with or without cause, or will impose upon the Group or the Board or their respective agents and employees any liability (whether in contract, tort, or otherwise) in connection with:

7.6.1.	the lapse of any Option pursuant to the Rules;

7.6.2.	the failure or refusal to exercise any discretion under the Rules; and/or

7.6.3.
a Participant ceasing to be a person who has the status or relationship of an employee or executive director with the Company or any other company in the Group for any reason as a result of the termination of his Employment.

7.7	Waiver of rights

Any person who ceases to have the status or relationship of an employee or executive director with the Company or any other company in the Group for any reason as a result of dismissal (lawfully or otherwise) shall not be entitled and shall be deemed irrevocably to have waived any entitlement by way of damages for dismissal or by way of compensation for loss of office or otherwise to any sum, damages, Shares or other benefits to compensate that person for the loss of any rights, benefits or expectations under any Option, the Plan or any instrument executed pursuant to it.

7.8	The Benefit of Rule 7.6 and Rule 7.7

The benefit of Rule 7.6 and Rule 7.7 is given for the Company and/or the Trustee (where the Option was granted by the Trustee), as appropriate for itself and as trustee and agent of the Company (if the benefit is given for the Trustee) and of all the Company’s Subsidiaries or any of its Associated Companies or Associated Undertakings. To the extent that the Company, any Subsidiary, Associated Company or Associated Undertaking of the Company is not party to the grant of an Option, the Company and/or the Trustee, as appropriate, will hold the benefit of Rule 7.6 and Rule 7.7 on trust and as agent for each of them and the Company and/or the Trustee may, at their respective discretion, assign the benefit of this Rule 7.8 to any of them.

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7.9	Articles of Association

Any Shares acquired on the exercise of Options are subject to the Articles of Association of the Company as amended from time to time.

7.10	Governing Law

The Rules are governed by and interpreted in accordance with the law of England. Each Participant, the Company, the Trustee and any other Participating Company or Associated Company submits to the jurisdiction of the English courts in relation to anything arising under the Plan. The Company may, in its absolute discretion, determine that another law may apply to the application of the Plan outside the United Kingdom.

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APPENDIX I

Appendix I applies to Options replacing Original Options granted under the BT Share Option Scheme and the BT Worldwide Share Option Scheme.

INTRODUCTION

Where Appendix I is specified as the Relevant Appendix for an Option, that Option will be subject to the provisions set out in this Appendix I. Unless otherwise specified, the definitions set out in Rule 1.1 apply in this Appendix I. Subject to the schedules to this Appendix I, in this Appendix I the following words and expressions shall have the following meanings with respect to Options replacing Original Options granted under the BT Worldwide Share Option Scheme:

Redundancy
ceasing to be in Employment as a result of there no longer being any requirement, or there being a reduced requirement for any person to perform the work previously performed by the Participant or, where applicable and if the Company so determines, being made redundant within the meaning of law of the jurisdiction in which the relevant Participant ceased to be in Employment; and

Retirement	retiring from Employment on or after reaching the age of 60, or at any other age which a Participant is bound to retire in accordance with the terms of his contract of employment.

8.	EXERCISE AND LAPSE OF OPTIONS

8.1
Subject to Rule 8.2 and to any conditions attaching to the Option as specified by the Board in the Option certificate evidencing the grant of the Option being satisfied an Option will be capable of being exercised in accordance with Rule 4 following the earliest of:–

8.1.1.	the expiry of three years from its Date of Grant;

8.1.2.	a Participant ceasing to be in Employment by reason of his death, injury, disability or Redundancy;

8.1.3.
a Participant ceasing to be in Employment for any reason other than his death, injury, disability, Redundancy or Retirement (including, for the avoidance of doubt, by reason of the company by which he is employed ceasing to be a Subsidiary) if the Company in its absolute discretion so determines; or

8.1.4.	the date on which an Option becomes exercisable pursuant to Rule 9 or Rule 10,

provided that a Participant will not be permitted to exercise an Option that replaces an Original Option granted under the BT Worldwide Share Option Scheme at any time if he owns more than ten per cent of the share capital of the Company.

8.2	An Option will lapse (to the extent not exercised) on the earliest of:–

8.2.1.	the expiry often years from its Date of Grant;

8.2.2.	the expiry of twelve months from the date of a Participant’s death;

8.2.3.	the expiry of twelve months from the date on which a Participant ceases to be in Employment by reason of injury, disability or Redundancy;

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8.2.4.
the expiry of twelve months from the later of the date on which a Participant ceases to be in Employment by reason of Retirement and the third anniversary of its Date of Grant in respect of a Participant so ceasing to be in Employment;

8.2.5.
the date on which a Participant ceases to be in Employment in circumstances other than those described in 8.2.2, 8.2.3 and 8.2.4 above or, if an Option becomes exercisable pursuant to a determination by the Company under Rule 8.1.3 above, such later date being a date not more than twelve months after the cessation of Employment as the Company may in its absolute discretion determine; or

8.2.6.	the date on which an Option lapses pursuant to Rule 9 or Rule 10;

provided that in the event of the death of a Participant who has ceased to be in Employment and whose Option has not lapsed, the Option will, unless it lapses at an earlier date under Rule 8.2.6, lapse on the expiry of twelve months from the date of his death.

9.	CHANGE IN CONTROL OF THE COMPANY

9.1	Subject to Rule 9.3, if any person (either alone or together with any person acting in concert with him) obtains Control of the Company as a result of making a general offer to acquire:

9.1.1.
the whole of the issued ordinary share capital (as defined in section 832 of the Taxes Act) of the Company (or such part thereof as is not already owned by the offeror and any person acting in concert with the offeror or any such person) which is made on a condition such that if it is satisfied the person making the offer together with any persons acting in concert with him will have Control of the Company; or

9.1.2.	all the Shares;

the Company will give notice of that obtaining of Control to all Participants as soon as reasonably practicable after it occurs and each Participant may then, subject to Rule 8.2, exercise his Option(s) in accordance with Rule 4 within six months following the time when the person making the offer (together with any persons acting in concert with him) has obtained Control of the Company and any condition subject to which the offer was made has been satisfied.

9.2
If under section 425 of the Companies Act 1985 the Court sanctions a compromise or arrangement between the Company and its members proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, the Company will give notice of the Court’s sanction to all Participants as soon as reasonably practicable after it was made and each Participant may then, subject to Rule 8.2, exercise his Option(s) in accordance with Rule 9.4 in the period commencing with the date upon which the compromise or arrangement is sanctioned by the Court and ending with the date upon which it becomes effective. On the compromise or arrangement becoming effective, all Options, to the extent unexercised, it was made will lapse.

9.3
If any person becomes entitled to give notice will pursuant to sections 428 to 430F of the Companies Act 1985 to the holders of Shares, then, to the extent that an Option remains unexercised on the date on which the notice is given it will lapse.

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9.4	If any company (“the acquiring company”):–

9.4.1.	obtains Control of the Company as a result of making a general offer to acquire:–

(i)	the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

(ii)	all the Shares which are of the same class as the shares which may be acquired by the exercise of Options; or

9.4.2.
obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under section 425 of the Companies Act 1985 or Article 418 of the Companies (Northern Ireland) Order 1986; or

9.4.3.	becomes bound or entitled to acquire shares in the Company under sections 428 or 430F of the Companies Act 1985 or Articles 421 to 423 of the Companies (Northern Ireland) Order 1986,

any Participant may at any time within the Appropriate Period, by agreement with the acquiring company, release any Option which has not lapsed (“the old option”) in consideration of the grant to him of an option (“the new option”) which is equivalent to the old option but relates to shares in a different company (whether the acquiring company itself or some other company).

9.5
The new option will not be regarded for the purposes of Rule 9.4 as equivalent to the old option unless the conditions set out in paragraph 15 (3) of Schedule 9 to the Taxes Act are satisfied, but so that the provisions of the Plan will, except where the context of the Rules requires otherwise, for this purpose be construed as if:

9.5.1.	the new option were an option granted under the Plan at the same time as the Date of Grant of the old option; and

9.5.2.	the references to mmO2 plc in the definition of the “the Company” in Rule 1.1 were a reference to the different company mentioned in Rule 9.4.

10.	LIQUIDATION

If an effective resolution is passed for the voluntary winding-up of the Company, notice of the passing of that resolution will be given to all Participants and each Participant may, subject to Rule 8.2, within six months of the passing of the resolution, exercise his Option(s) in accordance with Rule 4 and thereafter all Options will lapse.

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SCHEDULE A TO APPENDIX I – FRANCE

This Schedule A is supplemental to Appendix I of the Rules of the mmO2 Legacy Option Plan and modifies the provisions of the Rules and Appendix I in relation to any Option to which Appendix I applies granted to a person who is resident for tax purposes in France.

The modifications to the Rules and Appendix I are as follows:

1.	Rule 1.1 will be amended:

(a)	to include the following definition:–

Employer the company who employs the Participant and;

(b)	so that the definition of Retirement is replaced with:–

Retirement ceasing to be in Employment, such cessation being decided by the Employer and imposed on a Participant who has reached the age of retirement and can benefit from a full scale pension.

2.     Rule 2.4 will be amended by the addition to it of the following sentence:–

No Option may be granted during the 20 stock exchange days after a right to dividends or to an increase in capital has been attributed by the Company.

3.	The following will be added as Rule 2.8:

The aggregate number of Shares which may be issued as a result of the exercise of outstanding Options (i.e. excluding Shares resulting from Options which have already been exercised) will not exceed one-third of the share capital of the Company.

4.	Rule 8 will be replaced with:

8.1
Subject to Rule 8.2 and to the satisfaction of any conditions attaching to the Option as specified by the Board in the Option Certificate an Option will be capable of being exercised in accordance with Rule 4 following the earliest of:

8.1.1	the expiry of three years from its Date of Grant;

8.1.2	the Participant ceasing to be in Employment by reason of his death, or Incapacity (meaning total inability to engage in any work whatsoever);

8.1.3
the date which is six months immediately before the Participant ceases to be in Employment as a result of his Employment being terminated by the Employer by reason of the Participant’s injury, disability, Redundancy or Retirement;

8.1.4
the Participant ceasing to be in Employment for any reason other than those described in 8.1.2 and 8.1.3 above (including, for the avoidance of doubt, by reason of the company by which he is employed ceasing to be a Subsidiary) if the Company in its absolute discretion so determines; or

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8.1.5	the date on which an Option becomes exercisable pursuant to Rule 9 or Rule 10,

provided that a Participant will not be permitted to exercise an Option at any time if he owns more than ten per cent of the share capital of the Company.

8.2	An Option will lapse (to the extent not exercised) on the earliest of:

8.2.1	the expiry of ten years from its Date of Grant;

8.2.2	the expiry of six months from the date of the Participant’s death;

8.2.3
the expiry of twelve months from the date on which the Participant ceases to be in Employment by reason of Incapacity, or as a result of his Employment being terminated by the Employer by reason of injury, disability or Redundancy;

8.2.4	the expiry of twelve months from the date on which a Participant ceases to be in Employment as a result of his Employment being terminated by the Employer by reason of Retirement;

8.2.5
the date on which a Participant ceases to be in Employment in circumstances other than those described in 8.2.2, 8.2.3 and 8.2.4 above or, if an Option becomes exercisable pursuant to a determination by the Board under Rule 8.1.4, such later date being a date not more than twelve months after the cessation of Employment as the Board may in their absolute discretion determine; or

8.2.6	the date on which an Option lapses pursuant to Rule 9 or Rule 10;

provided that in the event of the death of a Participant who has ceased to be in Employment and whose Option has not lapsed, the Option will, unless it lapses at an earlier date under 8.2.6, lapse on the expiry of six months from the date of his death.

5.	The following will be added to Rule 4.6

4.6
In respect of Options over existing Shares the Company will purchase the corresponding number of Shares prior to the date of grant of the Option, subject to any limitation that may exist under UK company law at the time.

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SCHEDULE B TO APPENDIX I – ITALY

This Schedule B is supplemental to Appendix I of the Rules of the mmO2 Legacy Option Plan and modifies the provisions of the Rules and Appendix I in relation to any Option to which Appendix I applies granted to a person who is on payroll of a subsidiary or branch office of mmO2 plc in Italy.

The modification to the Rules and Appendix I is as follows :

Rule 1.1 will be amended s so that the definition of Redundancy is replaced with:

Redundancy	termination of the employment relationship as a result of

(i)
dismissal for justified reasons concerning the production activity, the labour organization of the employer or the regular operation thereof (licenziamento individuale per giusticato motivo oggettivo);

(ii)
collective dismissal as a consequence of the reduction, transformation, or cessation of the business activity of the employer, and/or any case of suspension or reduction of the business activity of the employer whenever part of the cost related to the salary paid to the employee is borne by the Government (respectively: licenziamento per riduzione del personale and collocamento in mobilita’), both these circumstances involving there no longer being any requirement or there being a reduced requirement for the Participant to perform his work;

SCHEDULE C TO APPENDIX I – NETHERLANDS

This Schedule C is supplemental to Appendix I of the Rules of the mmO2 Legacy Option Plan and modifies the provisions of the Rules and Appendix I in relation to any Option to which Appendix I applies granted to a person who is resident for tax purposes in the Netherlands.

The modification to the Rules and Appendix I is as follows :

Rule 1.1 will be amended so that the definition of Redundancy is replaced with:

Redundancy
ceasing to be in Employment as a result of an individual or collective redundancy scheme pursuant to or in connection with a reorganisation and/or restructuring and/or merger of the employer as a result of which there is no longer any requirement or there is a reduced requirement for the Participant to perform the work previously performed by him.

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APPENDIX II

Appendix II applies to Options replacing Original Options granted under the BT US Stock Option Plan

INTRODUCTION

Where Appendix II is specified as the Relevant Appendix for an Option, that Option will be subject to the provisions set out in this Appendix II. The definitions set out in Rule 1.1 apply in this Appendix II subject to the amendments set out below.

(a) the following will be added to the definition of “Option” in Rule 1.1:

“An Option may, subject to the provisions of the Code and any other relevant laws from time to time, qualify for “incentive stock option” treatment (as defined in Section 422(b) of the Code) if so specifically stated in the relevant Option Certificate. In the absence of such a specific statement, the Option will not be treated as such an incentive stock option but will be a non-qualified stock option for the purposes of the Plan;”

(b)	the definition of:

Retirement	“retiring from Employment on or after reaching age 60;”

8.	EXERCISE AND LAPSE OF OPTIONS

8.1
Subject to Rule 8.2 and to the satisfaction of any conditions attaching to the Option as specified by the Company in the Option Certificate, an Option will be capable of being exercised in accordance with Rule 4 following the earliest of:

8.1.1	the expiry of three years from its Date of Grant;

8.1.2
the Participant ceasing to be in Employment by reason of his death, Redundancy, Disability (within the meaning of Section 22(e)(3) of the Code) or injury or disability (not within the meaning of Section 22(e)(3) of the Code) or Retirement;

8.1.3
the Participant ceasing to be in Employment for any reason other than those set out in 8.1.2 above (including, for the avoidance of doubt, and not by way of limitation, by reason of the company by which he is employed ceasing to be a Subsidiary or the sale of the business within which he is employed) if the Company in its absolute discretion so determines; and

8.1.4	the date on which an Option becomes exercisable pursuant to Rule 9 or Rule 10,

provided that a Participant will not be permitted to exercise an Option which he is precluded from participating in the Plan because he does not comply with the provisions of section 422(b)(6) of the Code.

8.2	An Option will lapse (to the extent not exercised) on the earliest of the following:

8.2.1	the expiry of ten years from its Date of Grant;

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8.2.2
the expiry of twelve months from the date of the Participant’s death or from the date of the Participant ceasing to be in Employment by reason of Disability (within the meaning of Section 22(e)(3) of the Code);

8.2.3
(i) in the case of a non-qualified stock option, the expiry of twelve months from the date on which the Participant ceases to be in Employment by reason of Redundancy, injury or disability (not within the meaning of Section 22(e)(3) of the Code) or Retirement; and

(ii) in the case of an incentive stock option, the expiry of three months from the date on which the Participant ceases to be in Employment by reason of Redundancy, injury or disability (not within the meaning of Section 22(e)(3) of the Code) or Retirement;

8.2.4
the date on which a Participant ceases to be in Employment in circumstances other than those described in 8.2.2 and 8.2.3 or, if an Option becomes exercisable pursuant to a determination by the Company under sub-paragraph 8.1.3, such later date being:

(i) in the case of a non-qualified stock option a date not more than twelve months after the cessation of Employment; and

(ii) in the case of an incentive stock option a date not more than three months after the cessation of Employment;

as in all cases the Company may in its absolute discretion determine;

8.2.5	the date on which an Option lapses pursuant to Rule 9 or Rule 10; or

8.2.6	the date on which a Participant is deprived of the legal or beneficial ownership of the Option by operation of law,

PROVIDED THAT (i) in the event of the death of a Participant who has ceased to be in Employment and whose Option has not lapsed, the Option shall, unless it lapses at an earlier date under 8.2.5 or 8.2.6 above, lapse on the expiry of twelve months from the date of his death;

(ii) the Company may in its absolute discretion permit a Participant to exercise his Option, where it would otherwise expire three months after cessation of Employment, at a later date being up to twelve months after the cessation of Employment; and

(iii) an Option may never be exercised later than ten years from its Date of Grant.

9.	CHANGE IN CONTROL OF THE COMPANY

9.1	Subject to Rule 9.3, if any person (either alone or together with any person acting in concert with him) obtains Control of the Company as a result of making a general offer to acquire:

(a)
the whole of the issued ordinary share capital (as defined in section 832 of the Taxes Act) of the Company (or such part thereof as is not already owned by the offeror and any person acting in concert with the offeror or any such person) which is made on a

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condition such that if it is satisfied the person making the offer together with any persons acting in concert with him will have Control of the Company; or

(b)	all the Shares of the Company;

the Company will give notice of the obtaining of Control to all Participants as soon as reasonably practicable after it occurs and each Participant may then, subject to Rule 8.2, exercise his Option(s) in accordance with Rule 4 within six months following the time when the person making the offer (together with any persons acting in concert with him) obtained Control of the Company and any condition subject to which the offer was made has been satisfied.

9.2
If under section 425 of the Companies Act 1985 the court sanctions a compromise or arrangement between the Company and its members proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, the Company will give notice of the court’s sanction to all Participants as soon as reasonably practicable after it was made and each Participant may then, subject to Rule 8.2, exercise his Option(s) in accordance with Rule 4 in the period commencing with the date on which the compromise or arrangement is sanctioned by the Court and ending with the date on which it becomes effective. On the compromise or arrangement becoming effective, all Options, to the extent unexercised, will lapse.

9.3
If any person becomes entitled to give and given notice pursuant to sections 428 to 430F of the Companies Act 1985 to the holders of Shares, then to the extent that any Option remains unexercised on the date on which the notice is given that Option will lapse.

9.4	If any company (“the acquiring company”):

9.4.1	obtains Control of the Company as a result of making a general offer to acquire:

(i) the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

(ii) all the shares in the Company which are of the same class as the Shares which may be acquired by the exercise of Options; or

9.4.2
obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under section 425 of the Companies Act 1985 or Article 418 of the Companies (Northern Ireland) Order 1986; or

9.4.3	becomes bound or entitled to acquire shares in the Company under Sections 428 to 430F of the Companies Act 1985 or Articles 421 to 423 of the Companies (Northern Ireland) Order 1986,

any Participant may at any time within the Appropriate Period, by agreement with the acquiring company, release any Option which has not lapsed (“the old option”) in consideration of the grant to him of an option (“the new option”) which is equivalent to the old option but relates to shares in a different company (whether the acquiring company itself or some other company falling within paragraph 10(b) or (c) of Schedule 9 to the Taxes Act).

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9.5
The new option will not be regarded for the purposes of Rule 9.4 as equivalent to the old option unless the conditions set out in paragraph 15(3) of Schedule 9 to the Taxes Act are satisfied but so that the provisions of the Plan will, except where the context of the Rules requires otherwise, for this purpose be construed as if:

(a)	the new option were an option granted under the Plan at the same time as the Date of grant of the old option; and

(b)
except for the purposes of the definition of Subsidiary in Rule 1.1 in relation to its application in Rule 7.1 to 7.3 inclusive, the reference to mmO2 plc in the definition of “the Company” in Rule 1.1 were a reference to the different company mentioned in Rule 9.4.

10.	LIQUIDATION

If an effective resolution is passed for the voluntary winding-up of the Company, notice of that resolution will be given to all Participants and each Participant may then, subject to Rule 8.2, within six months of the passing of the resolution, exercise his Option(s) in accordance with Rule 4 and thereafter all Options will lapse.

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APPENDIX III

Appendix III applies to Options replacing Original Options granted under the BT Global Share Option Plan (Unapproved Part)

INTRODUCTION

Where Appendix III is specified as the Relevant Appendix for an Option that Option will be subject to the provisions set out in this Appendix.

8.	THE CESSATION OF EMPLOYMENT AND LAPSE OF OPTIONS

8.1	Normal provision

Subject to Rule 8 and Rule 9, an Option will first be exercisable (in whole or in part) at any time following the Specified Anniversary of its Date of Grant. If a Participant ceases to be in Employment his Option(s) will, unless otherwise provided in the Rules, lapse on the date he so ceases.

8.2	If a Participant ceases to be in Employment because of death, ill-health or disability

If a Participant ceases to be in Employment because of death, ill-health or disability:

8.2.1.
in respect of an Option already exercisable but not yet exercised or whose Specified Anniversary is less than 12 months following the date of cessation, he will be entitled to exercise that Option for the period of 12 months from the date he ceased Employment, after which it will lapse; and

8.2.2.
in respect of any other Option, it will lapse on the date he so ceases, unless the Company decides otherwise, in which case it may do so on any basis (including preserving the Option in whole or in part, so that it may be exercised after the Specified Anniversary) but subject to Rule 8.7.

8.3	If a Participant ceases to be in Employment because of Redundancy or Retirement

If a Participant ceases to be in Employment because of Redundancy or Retirement:

8.3.1.
in respect of any Option already exercisable but not yet exercised, it will remain exercisable for the period of 3 months (or for the period of up to 12 months at the discretion of the Company) from the date he ceases Employment, after which it will lapse; and

8.3.2.
in respect of any Option which has not yet reached its Specified Anniversary, it will lapse on the date he ceases Employment, unless the Company decides otherwise in which case it may do so on any basis (including preserving the Option in whole or in part, so that it may be exercised after the Specified Anniversary) but subject to Rule 8.7.

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8.4	If a Participant ceases to be in Employment because of the sale of a company or business

If a Participant ceases to be in Employment because the company in the Group which employs him ceases to be a Participating Company or an Associated Company or because of the transfer or sale of the undertaking (or part of the undertaking) in which he is employed to a person who is neither a Participating Company nor an Associated Company:

8.4.1
in respect of any Option already exercisable but not yet exercised, it will remain exercisable for the period of 3 months (or for the period of up to 12 months at the discretion of the Company) from the date he so ceases Employment, after which it will lapse; and

8.4.2
in respect of any Option which has not yet reached its Specified Anniversary, it will lapse on the date he ceases Employment, unless the Company decides otherwise, in which case it may do so on any basis (including preserving the Option in whole or in part, so that it may be exercised after the Specified Anniversary) but subject to Rule 8.7.

8.5	If a Participant ceases to be in Employment in other circumstances

If a Participant gives or is given notice to leave Employment or ceases to be in Employment without any notice having been given in any circumstances other than the ones referred to in Rule 8.2, Rule 8.3 or Rule 8.4, the Participant’s Option(s) will lapse on the date the Participant ceases Employment, unless the Company decides otherwise. If the Company does decide to exercise its discretion under this Rule 8.5, it may do so on whatever basis it decides (including preserving the Option in whole or in part, so that it may be exercised after the Specified Anniversary) but subject to Rule 8.7.

8.6	Change of circumstances of Employment – deferral of exercise and lapse provisions

If a Participant ceases to be in Employment but continues to provide services to the Group or becomes employed by an Associated Undertaking, the Company can decide that the Participant is deemed not to have ceased Employment and that his Option(s) will continue to be held subject to the Rules. This Rule 8 will apply when he subsequently ceases to provide services to the Group or when he ceases to be employed by an Associated Undertaking and is not re-employed by a member of the Group, or in such other circumstances as the Company considers appropriate.

8.7	Exercise of discretion in relation to Options

This Rule 8 can never be used to allow a Participant to exercise his Option more than 12 months from the date the Participant ceases Employment. To the extent that the Company decides to exercise any discretion it has under Rule 8, it must give written notice to the Participant (and, if appropriate, the Trustee) as soon as reasonably practicable, and must confirm the date on which the Option will lapse.

8.8	When Options lapse

A Participant’s Option will lapse to the extent that it has not been exercised (whether or not it became exercisable) on the earliest of:

8.8.1	normal lapse time: the tenth anniversary of the Date of Grant;

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8.8.2	cessation of Employment: his cessation of Employment, unless the Rules provide otherwise;

8.8.3.	general offers, schemes of arrangement or voluntary winding-up of Company: the expiry of the relevant period referred to in Rule 9.2, 9.3, 9.4 and 9.6 unless those Rules provide otherwise; and

8.8.4	insolvency: the date on which the Participant enters into a composition with his creditors in satisfaction of his debts or a bankruptcy order is made against him.

8.9	Avoidance of lapse of Options where Rule 9 applies

An Option will not lapse because of Rule 8.8.2 if the Option would lapse under that Rule in a period when it is exercisable under Rule 9, although the Option will lapse at the end of that period. This Rule is subject to Rule 8.8.1.

8.10	Female Participants on maternity leave

For the purposes of this Rule 8, a female Participant on maternity leave will not cease to be in Employment until the earlier of the date on which she notifies her employer of her intention not to return to work or the date on which she ceases to have statutory or contractual rights to return to work.

9.	GENERAL OFFER, SCHEME OF ARRANGEMENT OR VOLUNTARY WINDING-UP OF THE COMPANY

9.1	Extension to Participants of general offer

The Company will use its best endeavours to procure that if a Participant acquires Shares pursuant to the exercise of an Option in accordance with Rule 9.2 and those Shares were not the subject of the general offer, the offeror will make an offer to acquire from the Participant his Shares on the same terms as Shares of the same class were acquired under the general offer.

9.2	General offer

If an offeror (either alone or together with any party acting in concert with him) obtains Control of the Company as a result of a general offer to acquire the whole of the issued ordinary share capital of the Company (or such part of it which is not at the time owned by the offeror and any party acting in concert with the offeror) an Option which is not subject to a performance target will, subject to the remainder of this Rule, Rule 8 and Rule 9.3, be exercisable at any time during the period of six months following the change of Control of the Company. After that period, all Options that are unexercised (other than New Options granted under Rule 10 in connection with the change of Control) will lapse. However, if, in accordance with Rule 10, a release of Options is offered in connection with the change of Control, an Option will not be exercisable under this Rule 9.2 or Rule 9.3.

9.3	Compulsory purchase of minority interest in the share capital of the Company

If any person becomes entitled to give a notice under sections 428 to 430F of the Companies Act 1985 to acquire any Shares (or would be so entitled but for the fact that there were no dissenting shareholders) each Participant will be notified of this as soon as possible. Subject to Rule 9.2, a Participant can exercise his Option(s) at any time while such a person is so

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entitled. After such person ceases to be so entitled, all such Options that are unexercised (other than New Options granted under Rule 10) will lapse.

9.4	Scheme of arrangement : Options not subject to a performance target

If the court directs that a meeting of the holders of Shares should be convened under section 425 of the Companies Act 1985 to consider a scheme of arrangement, Options will be exercisable (conditionally on the scheme of arrangement being sanctioned by the court) from the date of the court’s direction until midday on the day immediately before the date for which the shareholders’ meeting is convened. Subject to the operation of Rule 10, Options shall lapse, to the extent not exercised, on the date the scheme of arrangement is sanctioned by the court. However, if, in accordance with Rule 10, a release of Options is offered in connection with the scheme of arrangement, Options will not be exercisable under this Rule 9.4.

9.5	Extension to Participants of scheme of arrangement

The Company will use its best endeavours to procure that where the Participant has conditionally exercised his Option pursuant to Rule 9.4 above, the scheme of arrangement shall be extended to the Shares in respect of which the Option was conditionally exercised as if those Shares had been allotted and issued or transferred, as appropriate, to him by the time the scheme of arrangement is sanctioned by the court.

9.6	Voluntary winding-up of the Company

At any time before a resolution for a member’s voluntary winding-up of the Company (of which each Participant must be given notice) is passed, a Participant may exercise his Option conditionally on the resolution being passed. If the resolution is passed, all Options will immediately lapse to the extent that they have not been exercised.

10.	THE EXCHANGE OF OPTIONS

10.1	The Acquiring Company

If any company (the “Acquiring Company”):

10.1.1	obtains Control of the Company as a result of making a general offer to acquire:

(i)	the whole of the issued ordinary share capital of the Company which is made on condition such that if it is satisfied the Acquiring Company will have Control of the Company; or

(ii)	all the Shares in the Company which are of the same class as the Shares;

in either case ignoring any Shares which are already owned by it or a member of the same group of companies; or

10.1.2	obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the court under section 425 of the Companies Act 1985; or

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10.1.3	becomes bound or entitled to acquire Shares under sections 428 to 430F of that Act,

any Participant can (subject to the remainder of this Rule), at any time within the Appropriate Period, by agreement with the Acquiring Company, release any Option (“the Old Option”) in consideration of the grant to him of an Option (“the New Option”) which is equivalent to the Old Option but relates to shares in a different company.

10.2	The New Option

The New Option will not be regarded for the purposes of Rule 10.1 as equivalent to the Old Option unless the conditions set out in Paragraph 15(3) of Schedule 9 to the Taxes Act are satisfied, but so that the Rules will for this purpose be construed as if the New Option were an option granted under them at the same time as the Date of Grant of the Old Option. References to Shares will, in relation to the New Option, be taken as references to shares of the company whose shares are under the New Option. References to the Company shall be taken to be references to the company whose shares are under the New Option, where appropriate. The New Option will not lapse if Rule 9 applies following and in respect of the change of Control which lead to its grant. The Trustee will agree to any amendment to the applicable employee share ownership trust to give effect to this Rule 10.2.

10.3	Cessation of Employment following a change of Control

If, following the date of any change of Control of the Company (other than a change of Control as a consequence of a scheme of arrangement under section 425 of the Companies Act 1985 the effect of which was to create a new holding company for the Company, where such holding company had, following the scheme of arrangement, substantially the same shareholders and proportionate shareholdings as those of the Company immediately prior to the scheme of arrangement), a Participant’s Employment:

10.3.1	is terminated by his employer for a reason other than gross misconduct; or

10.3.2	ceases following the Participant’s resignation because the nature of his duties are such that the Participant believes he has lesser duties and responsibilities than before the change of Control, that Participant shall be entitled to exercise in full a New Option granted in connection with the change of Control for a period of twelve months from the date of the cessation of Employment concerned following which period the New Option will lapse.

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SCHEDULE TO APPENDIX III - UNITED STATES

INTRODUCTION

This Schedule is supplemental to Appendix III of the Rules of the mmO2 Legacy Option Plan and which in conjunction with the Rules and Appendix III (as modified by this Schedule) applies to Options granted to United States Participants (the “U.S. Options”)

1.	The limit on the number of Shares which can be issued

The maximum aggregate number of Shares which may be issued under U.S. Options, qualifying as “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Code under the Plan is 100 million subject to such adjustments made in a manner consistent with Section 422 of the Code in the event of any issue or reorganisation as the Company deems appropriate. To the extent permitted under Section 422 of the Code, any Shares subject to an ISO Award (as defined below) which lapses, expires or is otherwise terminated without the issue of any Shares may again be available for purposes of this limit.

2.	How U.S. Options will be granted

All U.S. Options will be evidenced by an instrument in such form as may be approved by the Company which, among other things, will set out the manner in which a Participant may exercise his U.S. Options and the form of payment for the Shares issuable or transferable under it.

3.	Administration of this Schedule

The Company will (i) administer this Schedule, (ii) establish from time to time such rules and regulations as it may deem appropriate for the proper administration of this Schedule, and (iii) make such determinations under including, without limitation, factual determinations and such interpretations of, and take such actions in connection with, this Schedule or U.S. Options as it may deem necessary or advisable, including (but not by way of limitation) determinations, interpretations and actions to ensure that U.S. Options that are intended to qualify as ISOs shall so qualify.

4.	Section 16 compliance

If any officer, director or shareholder of the Company is awarded U.S. Options and therefore becomes subject to Section 16 of the U.S. Securities Exchange Act 1934, as amended (the “Exchange Act”), the Company will take all appropriate action to ensure that those U.S. Options are exempt from Section 16b under the Exchange Act.

5.	Option over ADSs

The Company may arrange for any Option to constitute a right to ADSs rather than Shares, in which case the references to “Shares” in the Plan will be deemed to be references to “ADSs”, as the context may require, and for the exercise price to be paid in U.S. dollars. In its discretion and upon such terms and conditions as it may implement from time to time, the Company may arrange for (i) any U.S. Option over Shares to be satisfied in the form of ADSs, and for any U.S. Option over ADSs to be satisfied in the form of Shares and (ii) for the exercise price of any U.S. Option expressed in United Kingdom Sterling to be paid in U.S. dollars, and for the exercise price of any U.S. Option expressed in U.S. dollars to be paid in United Kingdom Sterling.

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6.	Form of U.S. Options

U.S. Options may be either ISOs under Section 422 of the Code or “nonqualified stock options”. The Company will have the sole authority and discretion as to whether and to whom to grant either type of U.S. Option; provided, however, that the terms of each U.S. Option shall specify clearly the type of U.S. Option granted and no U.S. Option shall permit a “tandem” exercise arrangement within the meaning of Temp. Treas. Reg. section 14a.422A-1(Q/A-21), (Q/A-39).

7.	Compliance with the ISO Rules

The following provisions will apply to any U.S. Option that is intended to qualify as an ISO (each, an “ISO Award”):

(a)
The aggregate Market Value (determined as of the Date of Grant in accordance with the requirements of Section 422 of the Code) of the Shares or ADSs, as the case may be, underlying one or more ISO Awards that are first exercisable in any calendar year (under all incentive stock option plans of the Company and its parent and subsidiaries (within the meaning of Section 424 of the Code)) will not exceed U.S.$100,000 (or the United Kingdom Sterling equivalent) and, in the event that such limit is exceeded such U.S. Options shall be treated, to the extent of such excess, as nonqualified stock options.

(b)
The Option Price of the Shares or ADSs covered by each ISO Award shall not be less than 100% of the Market Value of such Shares or ADSs, as the case may be, determined as of the date of grant in accordance with the requirements of Section 422 of the Code (110% in the case of an ISO Award granted to a Ten Percent Shareholder).

(c)	An ISO Award may not be exercisable more than 10 years after the Date of Grant (5 years in the case of an ISO granted to a Ten Percent Shareholder).

(d)
The terms of the ISO Award will provide that it is not transferable except by will or pursuant to the laws of descent and distribution, and shall not permit any U.S. Option designated to be an ISO to be exercised more than three months following the Participant’s termination of employment with the Company or any parent or subsidiary of the Company within the meaning of Section 424 of the Code (more than 12 months following the Participant’s death or disability as such term is defined in Section 22(e)(3) of the Code). The terms of the ISO Award will further provide that, during the Participant’s lifetime, it will only be exercisable by the Participant.

(e)	This Schedule may be further modified to ensure that any U.S. Option that is intended to be an ISO under it will comply with the requirements of Section 422 of the Code.

8.	Term of U.S. Option: addition of consistent provisions

Subject to the provisions of paragraph 7, in the case of ISOs, the Company will determine at the date of grant the term during which a U.S. Option may be exercised and whether any of the U.S. Option will be exercisable in one or more installments. A U.S. Option may also be subject to any other provision imposed by the Company that is consistent with the purpose and intent of this Schedule.

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9.	U.S. Withholding Taxes: disqualifying dispositions

It shall be a condition to the obligation of the Company to deliver Shares or ADSs pursuant to a U.S. Option that the Participant pays to the Company (or the Subsidiary that employs the Participant) such amount as may be required by the Company or such Subsidiary for the purpose of satisfying any liability for any U.S. Federal, state or local taxes of any kind required to be withheld with respect to it. Any U.S. Option may require the Company (or the Subsidiary that employs the recipient), or permit the recipient of the U.S. Option to elect, in accordance with any applicable rules established by the Company, to withhold or to pay all or a part of the amount of the withholding taxes in Shares or ADSs. Such election may be denied by the Company in its sole discretion, or may be made subject to certain conditions specified by the Remuneration Committee.

The applicable ISO Award will provide that if a Participant makes a disposition, within the meaning of Section 424(c) of the Code and the regulations promulgated under it, of any Shares or ADSs issued to such Participant pursuant to the exercise of an ISO Award within the two-year period commencing on the date of grant or within the one-year period commencing on the date of transfer of such Share or ADS to the Participant pursuant to such exercise, the Participant will, within 10 days of such disposition, notify the Company of it (or the Subsidiary that employs the Participant), by delivery of written notice to the Company or such Subsidiary at its principal executive office.

10.	Securities laws compliance

No Shares or ADSs may be issued or transferred in connection with the exercise of a U.S. Option, unless the Company has determined that such issue or transfer is in compliance with or pursuant to an exemption from all applicable U.S. Federal and state securities laws.

11.	Additional definition

For the purposes of this Schedule, “Ten Percent Shareholder” means a Participant who, at the time an ISO is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary (as such terms are defined in Section 424 of the Code) of the Company.

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APPENDIX IV

Appendix IV applies to Options replacing Original Options granted under the BT Global Share Option Plan (Approved Part)

INTRODUCTION

Where Appendix IV is specified as the Relevant Appendix for an Option that Option will be subject to the provisions set out in this Appendix IV.

8.	THE CESSATION OF EMPLOYMENT AND LAPSE OF OPTIONS

8.1	Normal provision

Subject to this Rule 8 and Rule 9, an Option will first be exercisable (in whole or in part) at any time following the Specified Anniversary of the Date of Grant. If a Participant ceases to be in Employment his Options will, unless otherwise provided in the Rules, lapse on the date he so ceases.

8.2	If a Participant ceases to be in Employment because of ill-health or disability

If a Participant ceases to be in Employment because of ill-health or disability, he will be entitled to exercise his Options for the period of 12 months from the date he so ceases Employment, after which they will lapse.

8.3	If a Participant ceases to be in Employment because of Redundancy or Retirement If a Participant ceases to be in Employment because of Redundancy or Retirement:

8.3.1	in respect of any Option whose Specified Anniversary is more than 6 months after the date he so ceases Employment, it will lapse on the date he so ceases;

8.3.2
in respect of any Option whose Specified Anniversary is 6 months or less after the date he so ceases Employment, he will be entitled to exercise that Option for the period of three months from the date he so ceases Employment, after which it will lapse; and

8.3.3
in respect of any Option already exercisable but not yet exercised, he will be entitled to exercise that Option for the period of 3 months from the date he so ceases Employment, after which it will lapse.

8.4	If a Participant ceases to be in Employment because of the sale of a company or business

If a Participant ceases to be in Employment because the company in the Group which employs him ceases to be a Participating Company or an Associated Company or because of the transfer or sale of the undertaking (or part of the undertaking) in which he is employed to a person who is neither a Participating Company nor an Associated Company:

8.4.1	in respect of any Option whose Specified Anniversary is more than 12 months after the date he so ceases Employment, it will lapse on the date he so ceases;

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8.4.2
in respect of any Option whose Specified Anniversary is 12 months or less after the date he so ceases Employment, he will be entitled to exercise that Option for the period of three months from the date he so ceases Employment after which it will lapse; and

8.4.3
in respect of any Option already exercisable but not yet exercised, he will be entitled to exercise that Option for the period of three months from the date he so ceases Employment, after which it will lapse.

8.5	Death

If a Participant dies at any time when any Option granted to him is outstanding, the Option will be and remain capable of exercise until the expiry of 12 months from the date of his death, after which it will lapse.

8.6	If a Participant ceases to be in Employment in other circumstances

If a Participant gives or is given notice to leave Employment or ceases to be in Employment without any notice having been given in any circumstances other than the ones referred to in Rule 8.2, Rule 8.3, Rule 8.4 or Rule 8.5, a Participant’s Options will lapse on the date the Participant ceases Employment, unless the Company decides otherwise. If the Company decides to exercise its discretion under this Rule 8.6, it may do so on whatever basis it decides, (including preserving the Option in whole or in part, so that it may be exercised after the Specified Anniversary) but subject to Rule 8.8.

8.7	Change of circumstances of Employment – deferral of exercise

If a Participant ceases to be in Employment but continues to provide services to the Group or becomes employed by an Associated Undertaking, the Company can decide that the Participant is deemed not to have ceased Employment and that his Options will continue to be held subject to the Rules. This Rule 8 will apply when he subsequently ceases to provide services to the Group or when he ceases to be employed by an Associated Undertaking and is not re-employed by a member of the Group, or in such other circumstances as the Company considers appropriate.

8.8	Exercise of discretion in relation to Options

This Rule 8 can never by used to allow a Participant to exercise his Option more than 12 months from the date the Participant ceases Employment. To the extent that the Company decides to exercise any discretion it has under this Rule 8, it must give written notice to the Participant (and, if appropriate, the Trustee) as soon as reasonably practicable, and must confirm the date on which the Option will lapse.

8.9	When Options lapse

A Participant’s Option will lapse to the extent that it has not been exercised (whether or not it became exercisable) on the earliest of:

8.9.1	normal lapse time: the tenth anniversary of the Date of Grant;

8.9.2	cessation of Employment: his cessation of Employment, unless the Rules provide otherwise;

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8.9.3	general offers, schemes of arrangement or voluntary winding-up of Company: at the expiry of the relevant period referred to in Rule 9.2, 9.3, 9.4 and 9.6, unless those Rules provide otherwise; and

8.9.4	insolvency: the date on which a Participant enters into a composition with his creditors in satisfaction of his debts or a bankruptcy order is made against him.

8.10	Avoidance of lapse of Options where Rule 9 applies

An Option will not lapse because of Rule 8.9.2 if it would lapse under that Rule in a period when the Option is exercisable under Rule 9, although the Option will lapse at the end of that period. This Rule is subject to Rule 8.9.1.

8.11	Female Participants on maternity leave

For the purposes of this Rule 8, a female Participant on maternity leave will not cease to be in Employment until the earlier of the date on which she notifies her employer of her intention not to return to work or the date on which she ceases to have statutory or contractual rights to return to work.

9.	GENERAL OFFER, SCHEME OF ARRANGEMENT OR VOLUNTARY WINDING-UP OF THE COMPANY

9.1	Extension to Participants of general offer

The Company will use its best endeavours to procure that if a Participant acquires Shares pursuant to the exercise of an Option in accordance with Rule 9.2 and those Shares were not the subject of the general offer, the offeror will make an offer to acquire from the Participant his Shares on the same terms as Shares of the same class were acquired under the general offer.

9.2	General offer

If an offeror (either alone or together with any party acting in concert with him) obtains Control of the Company as a result of a general offer to acquire the whole of the issued ordinary share capital of the Company (or such part of it which is not at the time owned by the offeror and any party acting in concert with the offeror) Option(s) will, subject to the remainder of this Rule, Rule 8 and Rule 9.3, be exercisable at any time during the period of six months following the change of Control of the Company. After that period, all Options that are unexercised (other than New Options granted under Rule 10 in connection with the change of Control) will lapse. However, if, in accordance with Rule 10 a release of Options is offered in connection with the change of Control, Option(s) will not be exercisable under this Rule 9.2 or Rule 9.3.

9.3	Compulsory purchase of minority interest in the share capital of the Company

If any person becomes entitled to give a notice under sections 428 to 430F of the Companies Act 1985 to acquire any shares (or would be so entitled but for the fact that there were no dissenting shareholders) each Participant will be notified of this as soon as possible. Subject to Rule 9.2, a Participant can exercise his Option(s) at any time while such person is so entitled. After such person ceases to be so entitled, all Options that are unexercised (other than New Options granted under Rule 10) will lapse.

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9.4	Scheme of arrangement

If the court directs that a meeting of the holders of Shares should be convened under section 425 of the Companies Act 1985 to consider a scheme of arrangement, Options will be exercisable (conditionally on the scheme of arrangement being sanctioned by the court) from the date of the court’s direction until midday on the day immediately before the date for which the shareholders’ meeting is convened. Subject to the operation of Rule 10, Options will lapse, to the extent not exercised, on the date the scheme of arrangement is sanctioned by the court. However, if, in accordance with Rule 10, a release of Options is offered in connection with the scheme of arrangement, Options will not be exercisable under this Rule 9.4.

9.5	Extension to Participants of scheme of arrangement

The Company will use its best endeavours to procure that where the Participant has conditionally exercised an Option pursuant to Rule 9.4 above, the scheme of arrangement will be extended to the Shares in respect of which that Option was conditionally exercised as if those Shares had been allotted and issued or transferred, as appropriate, to him by the time the scheme of arrangement is sanctioned by the court.

9.6	Voluntary winding-up of the Company

At any time before a resolution for a member’s voluntary winding-up of the Company (of which each Participant must be given notice) is passed, a Participant may exercise his Option conditionally on the resolution being passed. If the a resolution is passed, all Options will immediately lapse to the extent that they have not been exercised.

10.	THE EXCHANGE OF OPTIONS

10.1	The Acquiring Company

If any company (the “Acquiring Company”):

10.1.1	obtains Control of the Company as a result of making a general offer to acquire:

(i)	the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the Acquiring Company will have Control of the Company; or

(ii)	all the shares in the Company which are of the same class as the Shares,

in either case ignoring any Shares which are already owned by it or a member of the same group of companies; or

10.1.2	obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the court under section 425 of the Companies Act 1985; or

10.1.3	becomes bound or entitled to acquire Shares under sections 428 to 430F of that Act,

any Participant can (subject to the remainder of this Rule), at any time within the Appropriate Period, by agreement with the Acquiring Company, release any Option (“the Old Option”) in consideration of the grant to him of an option (“the New Option”) which is equivalent to the Old

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Option but relates to shares in a different company (whether the Acquiring Company itself or some other company falling within Paragraph 10(b) or (c) of Schedule 9 to the Taxes Act).

10.2	The New Option

The New Option will not be regarded for the purposes of Rule 10.1 as equivalent to the Old Option unless the conditions set out in Paragraph 15(3) of Schedule 9 to the Taxes Act are satisfied, but so that the Rules will for this purpose be construed as if the New Option were an option granted under them at the same time as the Date of Grant of the Old Option. References to Shares will, in relation to the New Option, be taken as references to shares of the company whose shares are under the New Option. References to the Company will be taken to be references to the company whose shares are under the New Option, where appropriate. The New Option will not lapse if Rule 9 applies following and in respect of the change of Control which lead to its grant. The Trustee will agree to any amendment to the applicable employee share ownership trust to give effect to this Rule 10.2.

10.3	Cessation of Employment following a change of Control

If, following the date of any change of Control of the Company (other than a change of Control as a consequence of a scheme of arrangement under section 425 of the Companies Act 1985 the effect of which was to create a new holding company for the Company, where such holding company had, following the scheme of arrangement, substantially the same shareholders and proportionate shareholdings as those of the Company immediately prior to the scheme of arrangement), a Participant’s Employment:

10.3.1	is terminated by his employer for a reason other than gross misconduct; or

10.3.2	ceases following the Participant’s resignation because the nature of his duties are such that the Participant believes he has lesser duties and responsibilities than before the change of Control that Participant shall be entitled to exercise in full a New Option granted in connection with the change of Control for a period of twelve months from the date of cessation of Employment concerned following which period the New Option will lapse.